SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2014 (May 21, 2014)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2014, the Board of Directors (the “Board”) of Flowers Foods, Inc. (the “Company”), upon the recommendation of the compensation committee (the “Compensation Committee”), approved and adopted the Company’s 2014 Omnibus Equity and Incentive Compensation Plan (the “Plan”), subject to shareholder approval. On May 21, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company, upon the recommendation of the Board, the Company’s shareholders approved the Plan. The Plan replaces the Company’s 2001 Equity and Performance Incentive Plan, as amended and restated as of April 1, 2009, its Annual Executive Bonus Plan and its Stock Appreciation Rights Plan.

The Plan authorizes the Compensation Committee to provide cash incentive awards as well as equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and other awards for the purpose of providing the Company’s directors, officers and other employees, the officers and other employees of the Company’s subsidiaries, and certain non-employees who perform employee functions incentives and rewards for performance.

Subject to adjustment as described in the Plan, total awards under the Plan are limited to 8,000,000 shares of the Company’s common stock, plus any shares of the Company’s common stock recycled into the Plan as described in the Plan. The aggregate number of shares of the Company’s common stock available for issuance or transfer under the Plan will be reduced by (A) 0.40 shares of the Company’s common stock for every one share of the Company’s common stock issued or transferred upon exercise of a stock option or SAR granted under the Plan, and (B) one share of the Company’s common stock for every one share of the Company’s common stock issued or transferred in connection with an award other than a stock option or SAR granted under the Plan.

In general, equity-based awards under the Plan, other than stock options and SARs, must be made subject to at least three-year ratable time vesting periods or one-year performance periods, but awards may be accelerated in the event of certain events such as retirement, death or disability of a participant or a change in control of the Company. In addition, under the Plan and subject to adjustment as provided in the Plan:

•	the aggregate number of shares of the Company’s common stock actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 8,000,000 shares of the Company’s common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 2,000,000 shares of the Company’s common stock during any calendar year;

•	no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, in the aggregate, for more than 500,000 shares of the Company’s common stock during any calendar year;

•	no participant in any calendar year will receive an award of performance units, cash incentive awards or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code which collectively and when added together have an aggregate maximum value as of their respective dates of grant in excess of $8,000,000; and

•	all awards that do not comply with the minimum vesting periods provided for in the Plan (as further described below) will be restricted to the issuance or transfer of 10% or less of the number of shares of common stock initially available under the Plan (i.e., 8,000,000 shares as adjusted by subsequent stock splits or other transactions).

The Plan authorizes the Compensation Committee to make certain performance-based awards to participants under the Plan, which will be earned based upon the achievement of management objectives. The management objectives underlying each such award will be determined by the Compensation Committee based on one or more, or a combination, of the following metrics if the award is a qualified performance-based award: (i) profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition); (ii) cash flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment); (iii) returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity); (iv) working capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables); (v) profit margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds); (vi) liquidity measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); (vii) sales growth, gross margin growth, cost initiative and stock price metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and (viii) strategic initiative key deliverable metrics.

The foregoing description of the Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2014, the Company held its Annual Meeting in Thomasville, Georgia for the following purposes and with the following voting results:

(1) To elect four nominees as directors of the Company to serve in Class I until 2017:

Class I Director	For	Against	Withhold	Broker Non- Votes
Benjamin H. Griswold, IV	172,905,418	0	1,751,777	20,692,522
Margaret G. Lewis	173,584,191	0	1,073,004	20,692,522
Allen L. Shiver	173,379,741	0	1,277,454	20,692,522
C. Martin Wood III	172,593,707	0	2,063,488	20,692,522

(2) To hold an advisory vote on the compensation of the Company’s named executive officers:

For	169,809,412
Against	1,958,685
Abstain	2,889,098
Broker Non-Votes	20,692,522

(3) To amend the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws to provide that directors will be elected by a majority vote in uncontested elections:

For	174,298,205
Against	182,122
Abstain	176,868
Broker Non-Votes	20,692,522

(4) To approve the Plan:

For	169,664,476
Against	4,662,658
Abstain	330,061
Broker Non-Votes	20,692,522

(5) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2015:

For	191,968,967
Against	3,103,780
Abstain	276,970
Broker Non-Votes	0

With respect to Proposal 1, each of the director-nominees received a plurality of votes cast in the election of directors, and each was elected to serve in Class I for a term of three years.

Proposals 2, 4 and 5 each received the affirmative vote of a majority of votes cast and therefore passed.

Proposal 3 received the affirmative vote of more than 66 2/3% of the outstanding shares of the Company’s common stock and therefore the amendments to the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws were adopted. The Certificate of Amendment to the Company’s Restated Articles of Amendment was filed with the Secretary of State of the State of Georgia on May 21, 2014. Copies of the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended through May 21, 2014, are filed herwith as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of Flowers Foods, Inc., as amended through May 21, 2014.

3.2	Amended and Restated Bylaws of Flowers Foods, Inc., as amended through May 21, 2014.

10.1	2014 Omnibus Equity and Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Executive Vice President and Chief Financial Officer

Date: May 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation of Flowers Foods, Inc., as amended through May 21, 2014.

3.2	Amended and Restated Bylaws of Flowers Foods, Inc., as amended through May 21, 2014.

10.1	2014 Omnibus Equity and Incentive Compensation Plan.